Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-172599) and S-8 (No. 333-80471, No. 333-118299, No. 333-181642, No. 333-170488 and No. 033-36485) of Granite Construction Incorporated of our report dated February 16, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 16, 2018